UNITED STATES
                        SECURITIES WASHINGTON, D.C. 20549
                             AND EXCHANGE COMMISSION
                                  FORM SB-2/A-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 AMENDMENT NO. 4

                               FILE NO. 333-87992

                            DIAMOND POWERSPORTS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                     Florida
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

          3751                                       65-0419601
     (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
     CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                 10145 N.W. 46th Street - Sunrise, Florida 33351
                                 (954) 749-8606
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 Lewis S. Kimler
                          6950 Cypress Road, Suite 209
                           Plantation, Florida  33317
                                 (954) 587-0800
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)
                                     COPIES TO:

     Pierre Elliott, President   Harold H. Martin, Esquire
     Diamond Powersports, Inc.   Brown & Associates, PLLC
     10145 N.W. 46th Street      7400 Carmel Executive Park, Suite 120
     Sunrise, Florida 33351      Charlotte, North Carolina 28226
     (954) 749-8606 Office       (704) 542-2525 Office
     (954) 749-9750 Fax          (704) 541-4751 Fax

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


Title of each                      Proposed maximum    Proposed maximum
class of securities  Amount to be  Offering price per  Aggregate
                     Registered    Unit                Price    Amount of
to be registered                                                Registration fee
----------------     ----------     ----     -----     -------------------------
Common Stock
($.001 par value)     1,197,720     $.50               $598,860    $56.30
-----------------    ----------     ----     -----     -------------------------


The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.











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                                   PROSPECTUS

                            DIAMOND POWERSPORTS, INC.


                              A FLORIDA CORPORATION

                        1,197,720 SHARES OF COMMON STOCK

     Our current shareholders are offering 1,197,720 shares of our common stock, $.001 par value per Share (the "Shares"). No market currently exists for our common stock. The selling shareholders will sell at a price of $.50 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the shares.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our shareholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          The date of this preliminary prospectus is November 1, 2002.













                                TABLE OF CONTENTS

Prospectus Information                                             Page

     Front  Cover  Page  of  Prospectus                                        4
     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus           5
     Summary  Information                                                      8
     Risk  Factors                                                             9
- We had a net loss from operations for the six months ended June 30, 2002 of ($371,408). This is attributable to a significant increase in selling, general and administrative costs. There is a significant risk that we may not be profitable in the future.
- Our business requires significant operating capital and there is a risk that we will be unable to obtain additional capital, which would require us to curtail our operations.
- The industry in which we operate and the market for our services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. There is a risk that the introduction of new products and services by our competitors could render our existing services obsolete and unmarketable, especially because we can not afford to keep pace with our competition.
- We must continue to purchase the most advanced hardware and software in the market in order to stay competitive, and we currently do not have the financing to do this. Hence, we will not be competitive in our industry with products or technology.
- There is no trading market for our shares of common stock and the purchasers of our common stock may be unable to sell their investment quickly or at all.
- Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
- We have substantial near-term capital needs, and we may be unable to obtain the additional funding needed in the capital markets to enable us to continue to operate in the future.
- The motorcycle accessories and apparel market is competitive and there are no substantial barriers to entry. We expect that competition will intensify in
the future.   Our ability to compete depends on a number of factors, the failure of any number of which could cause us additional losses.
- Our principal stockholders control our business affairs in which case you will have little or no participation in our business affairs.
- If we lose the services of our president, our business may be impaired, because of his irreplaceable skills and experience
- We intend to expand our operations in technical areas with skilled, technical labor, provided that we are profitable and can afford such expansion. If such labor is difficult to hire, we may incur serious delays and expenses in training non-technical labor.
- The offering price of the shares offered hereby was arbitrarily determined by our management.
- We have never paid dividends on our common stock and you may never receive dividends.
- The price of our common stock, when it begins to trade publicly, may be volatile.
- Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price.
- There is limited liability of our management under our Articles of Incorporation and By-Laws, and they are held harmless from certain actions under state law. Such provisions substantially limit shareholders' ability to hold officers and directors liable for breaches of fiduciary duty.
- We currently have a bank note in default of its payment terms, which could result in collateral for it being sold and our credit rating being negatively affected.
- Our independent auditors have noted in their opinion that we have suffered recurring losses, negative working capital and certain debt is in default, which raises substantial doubt about our ability to continue as a going concern.

     It is not possible to foresee all risks which may affect our common stock. Moreover, we cannot predict whether we will successfully be able to implement our current business plan. Each potential holder of shares of our common stock is encouraged to carefully analyze the risks and merits of such an investment, including the risk factors mentioned above and discussed in more detail below.

     Use  of  Proceeds                                                        14
     Determination  of  Offering  Price                                       14
     Dilution                                                                 15
     Selling  Security  Holders                                               15
     Plan  of  Distribution                                                   17
     Legal  Proceedings                                                       18
     Directors,  Executive  Officers,  Promoters  and  Control Persons        18
     Security  Ownership  of  Certain  Beneficial Owners and Management       20
     Description  of  Securities                                              21
     Experts                                                                  22
     Disclosure  of  Commission  Position  on  Indemnification
     for  Securities  Act  Liabilities                                        23
     Organization  Within  Last  Five  Years                                  23
     Description  of  Business                                                25
     Management's  Discussion  and  Analysis  or  Plan  of  Operation         28
     Description  of  Property                                                34
     Certain  Relationships  and  Related  Transactions                       34
     Market  for  Common  Equity  and  Related  Stockholder Matters           34
     Executive  Compensation                                                  37
     Financial  Statements                                                    39
     Changes  in  and  Disagreements  with  Accountants  on  Accounting
     and  Financial  Disclosure                                               59


































                      SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

THIS PROSPECTUS CONTAINS STATEMENTS ABOUT OUR FUTURE BUSINESS OPERATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM OUR ANTICIPATED FUTURE OPERATIONS, AS A RESULT OF MANY FACTORS, INCLUDING THOSE IDENTIFIED IN THE "RISK FACTORS" BEGINNING ON PAGE 9. THIS PROSPECTUS SUMMARY IS LIMITED TO HIGHLIGHTING THE MOST SIGNIFICANT ASPECTS OF THIS OFFERING. YOU SHOULD CAREFULLY READ ALL INFORMATION IN THE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND THEIR EXPLANATORY NOTES, PRIOR TO MAKING AN INVESTMENT DECISION.

DIAMOND POWERSPORTS, INC.

     We were incorporated in Florida in May 1992 as Diamond Racing, Inc. Since 1992, we have concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, we have focused on the street motorcycle and cruiser segments of the accessory and apparel industry. Our name was changed in August of 1999 to Diamond Powersports, Inc. to reflect our management's plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles ("ATVs"), and small watercrafts such as jet skis and powered kayaks. Our principal executive offices are located at 10145 N.W. 46th Street, Sunrise, Florida 33351. The primary telephone number is (954) 749-8606.

OUR  BUSINESS.

     Since May 1992, we have been engaged in the business of selling motorcycle accessory and apparel, and after 1999, powersports accessory and apparel as well. We had revenues of $384,511 and net losses of $371,408 for the six months ended June 30, 2002 and $361,139 in revenues and net losses of $133,956 for the year ended December 31, 2001. In addition, as of June 30, 2002, we had available cash and cash equivalents of $18,048, which is insufficient to continue our operations. Thus, we are dependent upon additional financing to conduct our operations over the next twelve months.

      As of November 1, 2002, we did not have a significant backlog of customer orders that remained to be performed by us. There are no assurances that we will be able to meet the goals that we have set for ourselves if our backlog of business does not increase significantly. We currently have 3 full-time employees.






THE  OFFERING.

          As of November 1, 2002, we had 9,497,720 shares of our common stock outstanding and no shares of our preferred stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of securities. We anticipate offering expenses of approximately $25,000, which we have paid.

                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.



                                      For the year ended    For the six months ended
Statements of Operations . . . . . .  December 31, 2001     June 30, 2002
------------------------------------  --------------------  --------------------------
Revenues . . . . . . . . . . . . . .  $           361,139   $                 384,511
------------------------------------  --------------------  --------------------------
Cost of Sales. . . . . . . . . . . .  $           284,646   $                 269,161
------------------------------------  --------------------  --------------------------
Gross profit . . . . . . . . . . . .  $            76,493   $                 115,350
------------------------------------  --------------------  --------------------------
Operating expenses . . . . . . . . .  $           180,380   $                 471,635
------------------------------------  --------------------  --------------------------
Income (loss) from operations. . . .  $          (103,887)  $                (356,285)
------------------------------------  --------------------  --------------------------
Other expense, net . . . . . . . . .  $            30,069   $                  15,123
------------------------------------  --------------------  --------------------------
Net income (loss). . . . . . . . . .  $          (133,956)  $                (371,408)
------------------------------------  --------------------  --------------------------
Net income (loss) per common share .  $              (.02)  $                    (.04)
------------------------------------  --------------------  --------------------------

                                      As of.                As of
Balance Sheet. . . . . . . . . . . .  December 31, 2001     June 30, 2002
------------------------------------  --------------------  --------------------------
Available cash . . . . . . . . . . .  $             5,864   $                  18,408
------------------------------------  --------------------  --------------------------
Total current assets . . . . . . . .  $            43,929   $                 116,492
------------------------------------  --------------------  --------------------------
Other assets . . . . . . . . . . . .  $            58,152   $                  52,382
------------------------------------  --------------------  --------------------------
Total Assets . . . . . . . . . . . .  $           102,081   $                 168,874
------------------------------------  --------------------  --------------------------
Current liabilities. . . . . . . . .  $           534,814   $                 546,605
------------------------------------  --------------------  --------------------------
Note Payable (current) . . . . . . .  $            85,971   $                  85,971
------------------------------------  --------------------  --------------------------
Total liabilities. . . . . . . . . .  $           534,814   $                 546,605
------------------------------------  --------------------  --------------------------
Stockholders equity (deficiency) . .  $          (432,733)  $                (377,731)
------------------------------------  --------------------  --------------------------
Stockholders equity and Liabilities.  $           102,081   $                 168,874
------------------------------------  --------------------  --------------------------




                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

WE HAD A NET LOSS FROM OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 OF ($371,408). THIS IS ATTRIBUTABLE TO A SIGNIFICANT INCREASE IN SELLING, GENERAL AND ADMINISTRATIVE COSTS. THERE IS A RISK THAT WE MAY NOT BE PROFITABLE IN THE FUTURE.

     We had a net loss from operations for the six months ended June 30, 2002 of ($371,408). We had a net loss from operations for the year ended December 31, 2000 of ($151,166) and a net loss from operations for the year ended December 31, 2001 of ($103,887). Our total stockholders' deficit as of June 30, 2002 amounted to ($377,731). We may not be profitable in the future or have a positive stockholders' equity. The recent loss for the six months ended June 30, 2002 was primarily attributable to the $388,750 in stock issued for professional services during the period.

OUR BUSINESS REQUIRES SIGNIFICANT OPERATING CAPITAL AND THERE IS A RISK THAT WE WILL BE UNABLE TO OBTAIN NEEDED CAPITAL, WHICH WOULD REQUIRE US TO CURTAIL OUR OPERATIONS.

     We presently have limited operating capital. Current revenue from our wholesale and distribution accounts is not sufficient to maintain our presence in the market, and we are dependent upon receipt of additional capital to expand our business as intended. This offering is comprised of selling security holders only; therefore no additional capital will come into Diamond Powersports, Inc. as a result of this offering. There is a risk that we will be unable to obtain additional capital when needed after this offering, which would require us to curtail our operations.

THE INDUSTRY IN WHICH WE OPERATE AND THE MARKET FOR OUR SERVICES IS CHARACTERIZED BY RAPID TECHNOLOGICAL DEVELOPMENTS, EVOLVING INDUSTRY STANDARDS, AND FREQUENT NEW PRODUCT AND SERVICE INTRODUCTIONS AND ENHANCEMENTS. THERE IS A RISK THAT THE INTRODUCTION OF NEW PRODUCTS AND SERVICES BY OUR COMPETITORS COULD RENDER OUR EXISTING SERVICES OBSOLETE AND UNMARKETABLE, ESPECIALLY BECAUSE WE CAN NOT AFFORD TO KEEP PACE WITH OUR COMPETITION.

     The industry in which Diamond Powersports, Inc. operates and the market for our services is characterized by rapid technological developments, evolving industry standards, and frequent new product and service introductions and enhancements. The development and introduction of new products and services by our competitors could render our existing services obsolete and unmarketable. Our business depends in significant part on its ability to continually improve the performance, features, and reliability of its motorcycle accessories and apparel products and services, and to modify its manufacturing operations to work with new technological standards in response to both evolving demand in the marketplace and competitive products and services. Our pursuit of improved performance, new features, and necessary technological advances will require substantial time and expense, and there can be no assurance that Diamond Powersports, Inc. will succeed in adapting its products to changing technology standards and customer requirements.



DIAMOND POWERSPORTS, INC. MUST CONTINUE TO PURCHASE THE MOST ADVANCED HARDWARE AND SOFTWARE IN THE MARKET IN ORDER TO STAY COMPETITIVE, AND WE CURRENTLY DO NOT HAVE THE FINANCING TO DO THIS. THERE IS A RISK THAT IF WE DO NOT PURCHASE THE NEEDED HARWARE AND SOFTWARE, WE WILL NOT BE ABLE TO COMPETE WITHIN OUR INDUSTRY. THIS RISK IS PARTICULARLY ACUTE IN OUR RETAILING BASED BUSINESS.

       Diamond Powersports, Inc. must continue to purchase the most advanced hardware and software in the market in order to stay competitive, and we currently do not have the financing to do this. There is also the danger that the costs of production or distribution will accelerate. A drastic increase in production or distribution expenses could force Diamond Powersports, Inc. to undergo a costly restructuring in which costs are cut in an effort to avoid losses.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND THE PURCHASERS OF OUR COMMON STOCK MAY BE UNABLE TO SELL THEIR INVESTMENT QUICKLY OR AT ALL.

     There is not, and has never has been a market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, a market will be sustained.

BECAUSE OUR STOCK IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stockThese rules impose restrictions on the marketability of the common stock and may affect its market value.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS, AND WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING IN THE CAPITAL MARKETS NEEDED TO ENABLE US TO CONTINUE TO OPERATE IN THE FUTURE.

     We do not have sufficient liquid assets to continue to operate Diamond Powersports. Accordingly, we will seek additional outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations.

     In addition, we have only a limited credit facility and other committed sources of capital. We may be unable to expand credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds by a public offering to continue our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

THE MOTORCYCLE ACCESSORIES AND APPAREL MARKET IS COMPETITIVE AND THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY. WE EXPECT THAT COMPETITION WILL INTENSIFY AND THAT NEW COMPETITORS WILL ENTER THE MARKET IN THE FUTURE. OUR ABILITY TO COMPETE DEPENDS ON A NUMBER OF FACTORS, THE FAILURE OF ANY NUMBER OF WHICH COULD CAUSE US ADDITIONAL LOSSES.

     The motorcycle accessories and apparel market is competitive and there are no substantial barriers to entry. We expect that competition will intensify and that new competitors will enter the market in the future. Increased competition will result in reduced profit margins on products. Diamond Powersports, Inc. believes that its ability to compete successfully depends on a number of factors, including brand awareness and market presence; the quality of its advertising services; ease of use and timing of introductions of new products by Diamond Powersports, Inc. and its competitors; our ability to establish co-marketing relationships; and industry and general economic trends. The failure of any number of these factors could cause us additional losses.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our principal stockholders, Pierre and Lisa Elliott, own approximately 85% of our common stock. As a result, they will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will be able to elect all of the members of our Board of Directors, which will allow them to significantly control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF WE LOSE THE SERVICES OF OUR PRESIDENT, OUR BUSINESS MAY BE IMPAIRED BECAUSE OF HIS IRREPLACEABLE SKILLS AND EXPERIENCE.

     Our success is heavily dependent upon the continued active participation of our president, Mr. Pierre Elliott. Mr. Elliott has over ten years of experience in the motorcycle accessories and apparel business as the founder of Diamond Powersports. He has 25 years of experience in various aspects of this industry, including manufacturing, wholesaling, inventory management, quality control, and retail sales. The loss of Mr. Elliott's services in the areas of sales, marketing and manufacturing could severely harm our business. We do not maintain "key person" life insurance on Mr. Elliott. However, we do have a written employment agreement with Mr. Elliott that extends through December 31, 2003. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

DIAMOND POWERSPORTS, INC. INTENDS TO EXPAND ITS OPERATIONS IN TECHNICAL AREAS WITH SKILLED, TECHNICAL LABOR. IF SUCH LABOR IS DIFFICULT TO HIRE, WE MAY INCUR SERIOUS DELAYS AND EXPENSES IN TRAINING NON-TECHNICAL LABOR.

     Diamond Powersports, Inc. intends to expand its operations in technical areas, which demand skilled, technical labor. If such labor is difficult to identify and subsequently hire, we may be affected in materially adverse ways, including, among others, serious delays and expenses in training this non-technical labor or paying increased amounts to procure such labor.

THE  OFFERING  PRICE  OF THE SHARES OFFERED HEREBY WAS ARBITRARILY DETERMINED BY
OUR  MANAGEMENT.   THERE  IS A VERY REAL RISK THAT THE SHARES WILL TRADE NOWHERE
NEAR  $.50  PER  SHARE,  AS  MANAGEMENT  HOPES.

     The price of the shares bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the common stock. Hence, there are no criteria provided herein to predict the future market price of the common stock and the value of your investment.

WE  HAVE  NEVER  PAID  DIVIDENDS  ON  OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE  IS  A  RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A
RETURN  ON  INVESTMENT  AND  THE  STOCK  MAY  BECOME  WORTHLESS.

     We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THE  PRICE  OF  OUR  COMMON  STOCK,  WHEN  IT  BEGINS  TO TRADE PUBLICLY, MAY BE
VOLATILE.

     The price of our common stock, when it begins to trade publicly, may be highly volatile. Numerous factors could have a significant effect on the market price of our common stock. Such factors include the announcements of fluctuations in operating results, new contracts or customers. In addition, the stock market has experienced significant price and volume fluctuations in recent years that have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock.

FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR SHARES, AND ADVERSELY AFFECT THE STOCK PRICE. THERE IS A RISK THAT THIS DOWNWARD PRESSURE MAY MAKE IT IMPOSSIBLE FOR AN INVESTOR TO SELL HIS SHARES AT ANY REASONABLE PRICE.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.

THERE IS LIMITED LIABILITY OF OUR MANAGEMENT UNDER OUR ARTICLES OF INCORPORATION AND BY-LAWS AND THEY ARE HELD HARMLESS FOR CERTAIN ACTIONS UNDER STATE LAW.
SUCH PROVISIONS SUBSTANTIALLY LIMIT SHAREHOLDERS' ABILITY TO HOLD OFFICERS AND DIRECTORS LIABLE FOR BREACHES OF FIDUCIARY DUTY.

     Diamond Powersports has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and provide for indemnification by Diamond Powersports of its Officers and Directors to the full extent permitted by Florida corporate law, which generally provides that its officers and directors shall have no personal liability to Diamond Powersports or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholder's ability to hold officers and directors liable for breaches of fiduciary duty, and may require Diamond Powersports to indemnify its officers and directors. This limits a shareholder's ability to hold officers and directors accountable in general, which renders their investment more risky.

WE CURRENTLY HAVE A BANK NOTE IN DEFAULT OF ITS PAYMENT TERMS, WHICH COULD RESULT IN THE COLLATERAL FOR IT BEING SOLD AND OUR CREDIT RATING BEING NEGATIVELY AFFECTED.

     The Note Payable to Bank for $85,971 on our Balance Sheet represents a promissory note to a bank collateralized by certain transportation equipment with a net book value of $52,945 at December 31, 2001. The loan is guaranteed by one of Diamond Powersports' officers and is payable in monthly installments of approximately $911, which includes interest at 10.50% per annum. The loan originally matured on December 11, 2013 but is currently in default. Accordingly, all amounts have been classified as current in the accompanying balance sheet. We are trying to remedy the debt in default by selling the asset and paying off the loan without negatively impacting our credit rating. The bank has orally agreed to forgive up to $15,000 of the loan should the asset sell for less than the amount due them without negatively impacting our credit rating. We anticipate resolving this matter during 2002. If we are unable to repay the bank, the asset may be repossessed and our credit rating will be negatively affected.

OUR INDEPENDENT AUDITORS HAVE NOTED IN THEIR OPINION THAT WE HAVE SUFFERED RECURRING LOSSES, NEGATIVE WORKING CAPITAL AND CERTAIN DEBT IS IN DEFAULT, WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     Our independent auditors prepared our financial statements assuming we will continue as a going concern. In that regard, they have noted in their opinion that we have suffered recurring losses, negative working capital and certain debt is in default, which raises substantial doubt about our ability to continue as a going concern. Our plans in regard to this condition include (1) obtaining funding from new investors to alleviate our capital deficiency, (2) refinancing existing debt on existing assets, and (2) seeking additional distribution affiliates to increase sales and improve cash flows. There can be no assurances that these plans will be successful.

                                 USE OF PROCEEDS

Not Applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria.

                                    DILUTION

     Not applicable. We are not registering any shares in this registration statement. All shares are being registered by the selling security holders.

                            SELLING SECURITY HOLDERS

     The selling security holders named below are selling the securities covered by this prospectus. None of the selling security holders named below are registered securities broker-dealers or affiliates of broker-dealers. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.







                   Percent Owned
                   Relationship       Amount Owned       Amount To Be  Amount Owned    Before/After
Name. . . . . . .  With Issuer        Prior to Offering  Registered    After Offering  Offering
-----------------  -----------------  -----------------  ------------  --------------  -------------
Baxter, Troy. . .  None                          40,000        40,000               0   Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Brady, Elizabeth.  None                             500           500               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Brady, Patrick. .  None                             500           500               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Bryan, Kraig. . .  None                          20,000        20,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Chatlos, Mark . .  None                             500           500               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Cottone, Robert
C.. . . . . . . .  Consultant (1)               400,000       300,000         100,000        4% / 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Desaritz, Lewis
 and Cheryl,
JTWROS. . . . . .  None                          20,000        20,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Egbert, Diane . .  None                           8,000          8000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Elliott, Rosemary  Related Party (3)             70,000        70,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Fort Lauderdale
Investment
Group . . . . . .  None (4)                      40,000        40,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Fron, Chad. . . .  None                          10,000        10,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Gallagher, Tony
and Lori,
JTWROS. . . . . .  None                          10,000        10,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Gunlock, Kathy. .  None                          10,000        10,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Hall, John. . . .  None                           4,000         4,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Heidt, Michael
and Maureen . . .  None                           2,020         2,020               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Henderson,
Daniel and
Alesia, JRWROS. .  None                           8,000         8,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Hurley, Margaret.  Director                       2,000         2,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Hutto, Gene . . .  None                           5,000         5,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
James, Daryl. . .  None                          60,000        60,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Jensen, Raymond .  None                          40,000        40,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Jensen, Robert. .  None                           5,200         5,200               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Kane, Marie . . .  None                           8,000         8,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Robert
Konazewski. . . .  None                          41,200        41,200               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Lewis, David,
PhD . . . . . . .  Director                       2,000         2,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Lichtman, Alan. .  Director                       2,000         2,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Lovers, Alfredo .  None                           5,000         5,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Market Voice. . .  Consultant (2)               380,000       280,000         100,000        4% / 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Matos, Ralph. . .  None                           4,000         4,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Moore, Tom and
 Jennifer,
JTWROS. . . . . .  None                          25,000        25,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Murphy, Dennis
and  Elizabeth,
JTWROS. . . . . .  None                           1,000         1,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Rhyant, James
and Charlene,
JTWROS. . . . . .  None                          40,000        40,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Schettino, Lucy .  None                           4,000         4,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Sibrio, Angelina.  None                          12,000        12,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Sizemore, Sarah .  Employee                         500           500               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Stotts, Marlene .  None                          20,000        20,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Stotts, Michael .  None                             500           500               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Stuth, Jay. . . .  None                           6,800         6,800               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Stuzz, Fred . . .  None                          80,000        80,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
Wilson, Bruce . .  None                          10,000        10,000               0  Less than 1%
-----------------  -----------------  -----------------  ------------  --------------  -------------
TOTALS. . . . . .          1,397,720          1,197,720       200,000
-----------------  -----------------  -----------------  ------------  --------------  -------------



(1) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Mr. Cottone is the son of Mr. Bongiovanni. Greentree Financial Group, Inc. received the 400,000 shares of our common stock, of which 300,000 is being registered in this offering in the name of Robert C. Cottone for consulting services that consist of assisting in the preparation of private offering documents for our Regulation D offering, compliance with state Blue Sky regulations, compliance with the Securities and Exchange Commission's periodic reporting requirements, tax and accounting services and EDGAR services.

(2) Michael Friedman is the sole owner of Market Voice, Inc. Market Voice, Inc. received 350,000 shares of our common stock for investor relations services for Diamond Powersports, of which 250,000 are being registered in the offering. Market Voice's services include disseminating information on Diamond Powersports to the public via press releases, Internet and radio. Market Voice, Inc. also purchased 30,000 additional shares of our common stock at $.50 per share during the first quarter of 2002 which are registered in this offering.

(3)  Rosemary  Elliott  is  the  Mother  of  our  President, Mr. Pierre Elliott.

(4)  Fort  Lauderdale  Investment  Group,  Inc.  is  owned  by  Anthony  Hadden.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

 -they may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We have paid the $25,000 in estimated expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

            We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have five directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name                      Age          Position
----                      ---          --------
Pierre Elliott             40          President and CEO for Diamond
Powersports;  Director

Lisa  Elliott              38          Controller;  Director

Alan  Lichtman             27          Operations  Manager;  Director

Margaret  Hurley           43          Marketing  Director;  Director

David  A.  Lewis,  PH.D    47          Director

     Pierre  Elliott  has  been  President  &  CEO  and  Chairman  of   Diamond
Powersports since its inception in 1992. Mr. Elliott has over 25 years experience in various aspects of the motorcycle industry including: manufacturing, wholesaling, inventory management, quality control, service and retail sales. During Diamond Powersports' history, Mr. Elliott developed and implemented all operations and developments creating a company that started with less than 50 customers, and today retails and wholesales products over 1,500 customers in South Florida and the Caribbean. Prior to this, Mr. Elliott also owned several local ventures during a time span of five years including a restaurant, a grocery store, and home cleaning service. During this time, Mr. Elliott gained experience modifying racing bikes on a part-time basis. Prior to this, Mr. Elliott had approximately 10 years of other industry experience in employment with various local motorcycle sales and service offices. Mr. Elliott is a member of the Diamond Racing team and the National Hot Rod Association. Pierre Elliott is married to Lisa Elliott.

     Lisa Elliott has served as Secretary and Director of Diamond Powersports since its inception in 1992. During her tenure she has been in charge of staffing, customer relations, and assists the accounting department. Mrs. Elliott served previously as a financial accountant for Colorfilm Video and Mobo Enterprises. During her tenure there, Mrs. Elliott was responsible for Diamond Powersports' daily accounting transactions including accounts receivable and accounts payable. Lisa Elliott is married to Pierre Elliott.

     Alan Lichtman serves as Diamond Powersports' Operations Manager and Director since August 1999. Mr. Lichtman has been directing retail and marketing operations for the last 8 years. Prior to joining Diamond Powersports, Mr. Lichtman was a licensed Financial Service Professional with First Union National Bank for five years. Mr. Lichtman's background also includes three years of retail operations work with Atlantic Records where he assisted in the marketing and distribution of new audio products. Mr. Lichtman will co-assist Mr. Elliott in Diamond Powersports' national operations.

     Margaret Hurley serves in the capacity as a Marketing Director and Director of Diamond Powersports since September of 1999. Prior to joining Diamond Powersports, Mrs. Hurley was a team manager for State Farm Insurance Co. for over 19 years. Mrs. Hurley's background experience consists of defining a market and managing the marketing process. Mrs. Hurley's responsibilities include managing market penetration and product quality control. Mrs. Hurley holds a bachelor's degree in Criminal Justice from the University of Central Florida.

     Dr. David A. Lewis serves in the capacity as Director of Diamond Powersports since September of 1999. Dr. Lewis is currently the Director of Pastoral care at Covenant Life Christian Church in Ft. Lauderdale, Florida where he has been employed for the last 12 years. Prior to this, Dr. Lewis owned Tropical Clima-Coat, Inc., which provided construction services to commercial and residential buildings. As the Owner/ President, Dr. Lewis managed all aspects of the business including construction operations, marketing, and accounting. Dr. Lewis has traveled to several countries outside the U.S., including Mexico, Kenya, Ecuador, Belize, and Haiti, to give seminars on organizational and corporate structure and provide corporate assistance to charitable organizations. Dr. Lewis holds his PH.D from So. Fla. Bible College and is licensed in the State of Florida as a counselor.

Promoters.

     Market Voice, Inc., located in Boca Raton, Florida, has been retained for the purposes of providing investor relations services to Diamond Powersports, Inc. We have issued 350,000 shares of our common stock as compensation to Market Voice, Inc. in connection with these services. Market Voice's services include disseminating information on Diamond Powersports to the public via press releases, Internet and radio. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 per share during the first quarter of 2002.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTITEM 4. SECURITY
              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the ownership of Diamond Powersports' Common Stock as of November 1, 2002, with respect to:
(i) each person known to Diamond Powersports to be the beneficial owner of more than five percent of Diamond Powersports' Common Stock, (ii) all directors; and
(iii) directors and executive officers of Diamond Powersports as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of November 1, 2002, there were 9,497,720 shares of common stock outstanding. As of November 1, 2002, there were no preferred shares outstanding.


Beneficial Owners of 5% or more of our Common Stock


(2)                                            (3)
(1)    Name and Address of.  Amount and Nature of                     (4)
     ----------------------  ---------------------
     Title of Class . . . .  Beneficial Owner(s)    Beneficial Ownership   Percent of class
     ----------------------  ---------------------  ---------------------  -----------------
     Common Stock . . . . .  Pierre Elliott                 8,100,000 (1)                85%
     ($.001 par value). . .  Lisa Elliott
     10145 NW 46th Street
     Sunrise, FL 33351






Ownership of Directors and Officers


(2)                                               (3)
(1)    Name and Address of.  Amount and Nature of                        (4)
     ----------------------  ------------------------
     Title of Class . . . .  Beneficial Owner(s)       Beneficial Ownership   Percent of class
     ----------------------  ------------------------  ---------------------  -----------------
     Common Stock
     ($.001 par value). . .  Pierre Elliott                    8,100,000 (1)                85%
                             Lisa Elliott
                             10145 NW 46th Street
                             Sunrise, FL 33351
     Common Stock
     ($.001 par value). . .  Alan Lichtman, Director                  2,000                 **%
                             10145 NW 46th Street
                             Sunrise, FL 33351
                             Common Stock
     ($.001 par value). . .  Margaret Hurley                          2,000                 **%
                             10145 NW 46th Street
                             Sunrise, FL 33351
     Common Stock
     ($.001 par value). . .  Dr. David A. Lewis                       2,000                 **%
                             10145 NW 46th Street
                             Sunrise, FL 33351
     Common Stock
     ($.001 par value). . .  All Directors                        8,106,000                 85%
     ----------------------  ------------------------  ---------------------  -----------------



(1) Pierre and Lisa Elliott are the beneficial owners of the above securities and hold them as Joint Tenancy with Rights of Survivorship. ** Less than 1%

                            DESCRIPTION OF SECURITIES

     Qualification. The following statements constitute summaries of the material provisions of Diamond Powersports, Inc.'s Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are contained in the Exhibits to this registration statement.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 Common Shares, $.001 par value per Common Share. On August 1, 1999 we amended our Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, no par value per share. Such Preferred Stock may or may not be: issued in series, convertible into shares of common stock, redeemable by the company, and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. However, since the writing of this report, no Preferred Shares were issued and outstanding.

Common Stock. Our Common Shares have a par value of $.001 per share, and have the following rights.

Liquidation Rights. Upon liquidation or dissolution, and after payment of the Preferred Shareholders, each outstanding Common Share will be entitled to share equally in the remaining assets of Diamond Powersports legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available thereof. Diamond Powersports, Inc. has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors initially may follow a policy of retaining earnings, if any, to finance our future growth. Accordingly, future dividends, if any, will depend upon, among other considerations, Diamond Powersports, Inc.'s need for working capital and its financial conditions at the time.

Voting Rights. Holders of Common Shares of Diamond Powersports, Inc. are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Preferred Stock. Diamond Powersports, Inc. is authorized to issue Five Million (5,000,000) Preferred Shares, no par value per share. The rights, preferences, privileges and restrictions granted to and imposed on the Common Shares and the Preferred Shares are identical in all respects, except that the holders of the Preferred Shares may have certain conversion rights and a liquidation preference upon such issuance. Terms of the Preferred Stock would be outlined by our Board of Directors in the event of such issuance.

                         INTEREST OF EXPERTS AND COUNSEL

     Our Financial Statements for the period ended December 31, 2001, have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

     Brown & Associates, PLLC has rendered an opinion on the validity of our common stock being registered. Brown & Associates, PLLC is not an affiliate of Diamond Powersports, Inc.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                       ORGANIZATION WITHIN LAST FIVE YEARS

          We were originally incorporated in May 1992 in Florida as Diamond Racing, Inc. In August 1999, we amended our articles of incorporation to change our name to Diamond Powersports, Inc. to reflect management's plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, all-terrain vehicles ("ATVs"), and small watercrafts such as jet skis and powered kayaks.

     In 1999, we increased the authorized common shares from 300 shares to 100,000,000 shares, changed the par value of the common shares from $1.00 to $.001, authorized the issuance of 5,000,000 shares of preferred stock, and enacted a 27,000 to 1 stock split of the outstanding common stock.

     Also in 1999, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have agreed to pay Greentree Financial Group, Inc. $125,000. These services include:
-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State  Blue-Sky  compliance
-     Selection  of  an  independent  stock  transfer  agent;  and
-     Edgar  services.

     As of the date of this registration statement and pursuant to our agreement with Greentree Financial Group, Inc., $84,000 has been paid for these services. The remaining balance of $41,000 will be due and payable upon achieving active trading status on the Over-the-Counter Bulletin Board. This amount is not included in our financial statements as of June 30, 2002.

     From October 1999 to December 1999, we sold 467,400 shares of our common stock, $.001 par value, at $.25 to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $116,850. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to accredited investors in transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     From October 2001 to April 2002, we sold 82,820 shares of our common stock, $.001 par value, between $.25-.50 per share to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $34,160. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to accredited investors in transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     During the first quarter of 2002, we issued 400,000 of our common stock to Greentree Financial Group, Inc. for professional services, including:
-     Assistance  in  preparation  of  private  offering  documents
-     Compliance  with  state  Blue  Sky  regulations
- Compliance with the Securities and Exchange Commission's periodic reporting requirements
-     Tax  and  accounting  services,  and
-     EDGAR  services
-     Preparation  of  interim  financial  information
-     Locating  product  vendors
-     Other consulting services

     Pursuant to the above, Greentree Financial Group, Inc. will also assist us with our first three quarterly reports and first annual report that will be required to be filed with the Securities and Exchange Commission. Greentree Financial Group, Inc.'s owner-employees are Michael J. Bongiovanni and Robert Cottone, who are both licensed Certified Public Accountants and have a combined twenty years experience with assisting publicly traded companies with their reporting requirements such as Forms 10-K, 10-Q, 8-K. Both individuals also maintain a Masters of Accounting degree. We valued the shares at $.50 per share, yielding an aggregate amount of $200,000. This amount is included under operating expenses in our financial statements for the six months ended June 30, 2002.

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, 350,000 shares of our common stock were issued to Market Voice, Inc. in connection with their investor relation services for us. Market Voice's services include disseminating information on Diamond Powersports, Inc. to the public via press releases, Internet and radio. We valued the shares at $.50 per share, yielding an aggregate amount of $175,000. This amount is included in our financial statements under operating expenses for the six months ended June 30, 2002. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 per share during the first quarter of 2002. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, an additional 27,500 shares were issued to six of our employees and subcontractors for administrative services performed for us. We valued the shares at $.50 per share, yielding an aggregate amount of $13,750. This amount is included under operating expenses in our financial statements for the six months ended June 30, 2002. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) in each case, there was only one offeree, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between each offeree and our management.

     Also during the first quarter of 2002, we converted an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, including accrued interest, and it was converted into 70,000 shares of our common stock pursuant to an oral agreement made by Diamond Powersports in August 2000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

                             DESCRIPTION OF BUSINESS

     Unless the context requires otherwise, the terms "We" and "Our" refer to Diamond Powersports, Inc., a Florida corporation, and any predecessors. Originally incorporated in May 1992 in Florida as Diamond Racing, Inc., the name was changed in August of 1999 to Diamond Powersports, Inc. to reflect management's' plans to enter additional segments of the powersports apparel and accessory market. The "powersports" market consists primarily of street and off-road motorcycles, ATVs, and small watercrafts such as jet skis and powered kayaks.

     Since 1992, our Diamond Powersports, Inc. has concentrated operations primarily on the motorcycle accessory and apparel industry. Specifically, we have focused on the street motorcycle and cruiser segments of the accessory and apparel industry.

DESCRIPTION  OF  BUSINESS

     Our operations primarily involve motorcycle accessory and apparel manufacturing and distributing, specializing in affordable brand name and after-market products. Through our emphasis on budget pricing and high quality products, we have developed a market in the motorcycle accessory and apparel industry. We currently operate one office that is maintained by a management team of three individuals. The present geographic area we operate includes primarily the Dade County, Broward County, and South Palm Beach County areas of South Florida. Additional markets have also developed in the Caribbean islands.

     Marketing for our products is accomplished through print ads in newspapers and magazines as well as wholesale referral. Additionally, we utilize a network of industry wholesale buyers to sell large product quantities.

     The motorcycle accessory and apparel industry is highly competitive with respect to price, service, quality, and location. There are numerous competitors in the motorcycle accessory and apparel industry such as Dennis Kirk, Chaparral and Motorcycle Stuff that possess substantially greater financial, marketing, personnel and other resources than Diamond Powersports. There can be no assurance that we will be able to respond to various competitive factors affecting the business. We plan to gain a competitive advantage over our competitors in the motorcycle accessories and apparel industry by offering quality products and services at a low price.

     Our services include international shipping and a thirty day refund policy, which many industry distributors do not currently offer. We believe our product prices, product quality and good customer service will differentiate our products from our competitors. For example, many of our listed prices currently match or are lower than the advertised prices of our major competitors. In addition, the aluminum metal alloy used in our lowering links and top clamps is a 7075 alloy that has been tested by Kaiser Aluminum, a non-affiliate, to be stronger than most traditional metal alloys. Our other products use a 6061 alloy that is slightly less in strength than the 7075 alloy but remains stronger than most of our competitors products. There are some competitors currently using the 6061 alloy in their products but we are not currently aware of any other companies using 7075 aluminum alloy in lowering links or top clamps. Also, we offer next day shipping on our products and our customer service professionals have an average of five years in the motorcycle industry which allows them to better serve our customers. However, since many of our competitors have greater brand loyalty and more capital resources than we do, there can be no assurance we will be successful in gaining that competitive advantage in our marketplace.

     The main markets for Diamond Powersports are individual retail customers and wholesale buyers and no single customer makes up more than ten percent of the total revenues of Diamond Powersports, Inc. We do not expect that this will change in the future.

     We have three full-time employees. We also have two management consultants that are each independently contracted with by Diamond Powersports, Inc. to service and provide financial consulting and services relating to this registration statement on Form SB-2, which is being filed with the Securities and Exchange Commission.




Our  product  line  consists  primarily  of  the  following:
-     Air filters          Fuel valves          Throttle assemblies
-     Air shifters         Gaskets              Tires
-     Carburetors          Ignitions            Transmission and clutch parts
-     Chains               Piston kits          Valves
-     Cylinders            Race engine valves   Velocity stacks
-     Exhaust systems      RPM limiters         Wheels
-     Frame sliders        Sprockets            Other racing components

     We currently manufacture and assemble the frame sliders, wheels, lowering links, adjustable kick stands and top clamps. Other products are purchased on a wholesale basis from manufacturers. We accomplish our manufacturing either in our warehouse facility or through our arrangement with Henderson Industrial Technology with whom we have an oral agreement to outsource certain alloy metal product manufacturing at fixed prices. Our agreement with Henderson Industrial technologies is non-exclusive and other companies may utilize their manufacturing services as well. This agreement can be cancelled by either party at any time. We do not typically provide installation services for our products.

     Diamond Powersports does not expect that any single customer will account for more than ten percent of our business. At the present time there is no need for governmental approvals, though this may change in the future.

     The Diamond Powersports, Inc. staff is projected at 4-5 new employees for the next twelve months. The three managers that are presently on staff will supervise these new employees.

MANUFACTURING  AND  DISTRIBUTING

     Our inventory consists of products which we either purchase from wholesalers or manufacture under our brand name Diamond Powersports. Of our 2,500 total square feet of facility, 900 square feet is dedicated to manufacturing, assembly and packaging of our products. We also subcontract approximately fifty percent of our manufacturing to a local machine shop. Currently, we use Henderson Industrial Technology in Ft. Lauderdale, Florida to manufacture our own line of alloy racing wheels. We do not have any written agreements with respect to our manufacturing arrangements with Henderson Industrial Technology. Our oral agreement can be cancelled by either party at any time. Henderson Industrial Technology assists us with manufacturing of certain alloy metal products at fixed prices per unit. However, we still assemble, package and ship the products manufactured from their location. If Henderson Industrial Technology was unable to fulfill our product manufacturing, we could use other local machine shops with approximately the same terms.




ENVIRONMENTAL  LAW  COMPLIANCE

     There are no current existing environmental concerns for our manufacturing or our products and services. If this changes in the future, we make every effort to comply with all such applicable regulations.

REPORTS  TO  SECURITY  HOLDERS
------------------------------

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

DIAMOND POWERSPORTS

     We were incorporated in Florida on May 13, 1992 to engage in the business of distributing motorcycle parts and accessories primarily in the South Florida area. Our products and services are offered to both retail consumers and wholesale buyers. Orders for our products are typically shipped in one to three days from the time of order. All retail and wholesale orders are fulfilled from our warehouse location in Sunrise, Florida. We do not have a retail showroom. Our retail customers typically locate Diamond Powersports through either our product catalog or print advertisements in industry publications. Our long-term plans include opening a retail location in Ft. Lauderdale, Florida. However, no formal developments of this plan have been made as of the date of this registration statement.

     We have developed a strategy to expand our operations. Currently, this business plan includes:
- Growing our revenues through new product offerings. During 2001, we released several new products including frame sliders, wheels, lowering links, adjustable kick stands and top clamps.
- Increase the marketing of our products to additional geographical areas. Although we currently deliver our products on a national and international basis, we focus the majority of our marketing efforts within the South Florida marketplace. We plan to increase our marketing efforts to other markets. For example, we have looked into marketing such areas as central Florida and North Carolina.
- Reducing costs of sales through strategic vendor relationships. Many of our vendors have orally agreed to provide discounts or additional credit terms if our volume of buying increases. We believe an increase in our purchasing will reduce our cost of sales as a percentage of sales.
- Obtain additional funding. Currently, our assets and income are insufficient to fund our business plan. We may need to raise capital through debt or a follow on stock offering. We presently have no commitments for either of these sources of funding. Our business plan may be adversely affected if we are unable to raise additional capital.


Results  of  Operations.

For the periods ended June 30, 2002 and 2001 and for the years ended December 31, 2001 and 2000.

Sales.
          Sales for the six months ended June 30, 2002 were $384,511 versus sales of $188,082 for the same period in 2001, an increase of 104%. Sales for the year ended December 31, 2001 were $361,139 versus sales of $210,535 for the year ended December 31, 2000, an increase of 72%. We attribute the increase in sales to new and improved parts as well as a growing awareness of our products. Product sales consisted primarily of the following:
-     Air filters          Fuel valves          Throttle Assemblies
-     Air shifters         Gaskets              Tires
-     Carburetors          Ignitions            Transmission and clutch parts
-     Chains               Piston kits          Valves
-     Cylinders            Race engine valves   Velocity stacks
-     Exhaust systems      RPM limiters         Wheels
-     Frame sliders        Sprockets

          All revenues were from unrelated third parties and were made to retail consumers and wholesale buyers.

Cost  of  Goods  Sold.
     The cost of goods sold includes the purchase price for our parts and accessories plus other direct costs associated with making the products available for resale. It is customary to experience variations in the cost of sales as a percentage of net sales based on the types of products sold. Our gross margins typically range between 15-30%.

          The cost of goods sold for the six months ended June 30, 2002 was $269,161 versus $147,185 for the same period in 2001. The cost of goods sold for the year ended December 31, 2001 was $284,646 versus $166,959 in the same period in 2000. Cost of sales as a percentage of sales for both years was 79%.

          We expect cost of sales as a percentage of sales to decrease to around 70% of total sales for fiscal year 2002 as new products with better margins are developed. For example, our frame sliders, wheels, lowering links, adjustable kick stands and top clamps were introduced last year which have between a 90-300 percent price markup, depending on whether they are sold wholesale or retail. If we can successfully grow our revenues through sales of these higher margin products, our cost of sales as a percentage of sales should be lower in future periods. In addition, volume discounts will be available to us if we are successful in achieving sales growth in the future, which will further reduce our cost of sales as a percentage of sales.

Expenses.

          Selling, general and administrative expenses for the six months ended June 30, 2002 and 2001 were $471,635 and $82,114, respectively, an increase of $389,521. The increase in expenses was primarily attributable to non-cash expenses in connection with 777,500 shares of common stock issued for professional services valued at $.50 per share, or an aggregate of $388,750.

          Selling, general and administrative expenses for the years ended December 31, 2001 and 2000 were $180,380 and $194,742, respectively, a decrease of $14,362 or 7%. Notable expense account differences included the following:
     Subcontract  labor  decreased  $8,949.
     Advertising decreased $5,064.

          Our other selling, general and administrative expenses remained either fixed or relatively constant during 2001.

          We expect increases in expenses through the year 2002 as we move towards developing our business plan. We expect the increase to be primarily in sales related expenses such as advertising and salespersons' salaries.


Income/  Losses.

          Net loss for the six months ended June 30, 2002 was $371,408 versus $54,427 in the same period in 2001, an increase of $316,981. The increase was also primarily attributable the $388,750 in stock issued for professional services during the period, partially offset by the increase of gross profit of $74,452.

          Net loss for the year ended December 31, 2001 was $133,956 versus $182,528 in 2000, a decrease of $48,572 or 27%. The decrease in net loss was primarily attributable to the increase in sales and related gross profit assisted by a moderate decrease in our selling, general and administrative expenses. We expect to continue to incur losses at least through the first half of the year 2002. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

          Cash flows provided by operations were $27,432 for the six months ended June 30, 2002 versus cash used of $23,585 in 2001. Cash flows for 2002 were primarily from the issuances of common stock for services and an increase in accounts payable and accrued expenses of $388,750 and $64,339, respectively, partially offset by the net loss for the period of $371,408. Cash flows for the six months ended June 30, 2001 were primarily attributable to a $26,147 increase in accounts payable and accrued expenses, offset by the net loss for the period of $54,427.

          Cash flows used in operations were $17,073 for the year ended December 31, 2001 versus $76,747 in 2000. Cash flows used in operations for both years were primarily attributable to our net loss from operations partially offset by the increase in accounts payable. We did not have any material receivables over 30 days old as of March 31, 2002.

          Cash flows used in investing activities were $-0- for the year ended December 31, 2001 versus $2,300 during the same period in 2000 which was attributable to purchases of property and equipment. We did not have any cash flows from investing activities during the June 30, 2002 and 2001 periods.

          Cash flows used in financing activities were $14,888 for the six months ended June 30, 2002 versus a positive $21,889 during the same period in 2001. Cash flows for the 2002 period included $29,879 in shareholder loan repayments, partially offset by $20,160 in proceeds from common stock that was sold pursuant to a private offering. Cash flows for the 2001 period included $24,095 in shareholder loan proceeds, partially offset by $2,206 in repayments to financial institutions.

          Cash flows generated from financing activities were $22,937 for the year ended December 31, 2001 versus $75,911 for the year ended December 31, 2000. Cash flows for the year ended December 31, 2001 included $14,000 in proceeds from sales of common stock to various individual investors pursuant to a Regulation D offering. Cash flows from financing activities for both years also included proceeds from stockholder loans of $4,304 and $56,780, respectively, which bear interest at 8% per annum and are unsecured by Diamond Powersports' assets. The stockholder loan is not evidenced by a written note, but rather is an oral agreement between the stockholder and Diamond Powersports. Cash flows from financing activities for both years also included borrowings of $5,102 and $19,644, respectively, pursuant to two bank lines of credit which bear interest between 10.25 and 17.9%. The credit lines are unsecured and are due on demand.

          Debt in default. The Note Payable to Bank for $85,971 on our Balance Sheet represents a promissory note to Bank of America, N.A. collateralized by certain transportation equipment (a 1991 Fleetwood American Eagle) with a net book value of $50,845 at June 30, 2002. The equipment is a large recreational vehicle with towing capacity that we use to haul inventory to several dozen annual motorcycle races and industry trade shows. The equipment was purchased from the proceeds of the loan and is used exclusively for our business. The loan is guaranteed by one of Diamond Powersports' officers and is payable in monthly installments of approximately $911, which includes interest at 10.50% per annum. The loan originally matured on December 11, 2013 but is currently in default. Accordingly, all amounts have been classified as current in the accompanying balance sheet. We are trying to remedy the debt in default by selling the asset and paying off the loan without negatively impacting our credit rating. The bank has orally agreed to forgive up to $15,000 of the loan should the asset sell for less than the amount due them without negatively impacting our credit rating. We anticipate resolving this matter during 2002. If we are unable to repay the bank, the asset may be repossessed and our credit rating will be negatively affected.

     Going concern opinion. As shown in our accompanying financial statements, our independent auditors have raised substantial doubt about its ability to continue as a going concern. The ability of Diamond Powersports to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the Diamond Powersports' capital deficiency, (2) refinance existing debt on existing assets, and (2) seek additional distribution affiliates to increase sales and improve cash flows for Diamond Powersports.

     Bank Line of Credit. Diamond Powersports has two unsecured bank lines of credit bearing interest between 10.25% and 17.9% at June 30, 2002 which are due on demand. The lines of credit have a maximum credit available of $60,000. The principal balance outstanding at June 30, 2002 was $54,142. The lines of credit are guaranteed by our President, Mr. Pierre Eilliott. The lines of credit have a revolving feature, similar to a credit card where minimum monthly payments are due. These minimum payments are currently around $410 per month. There is not a formal written agreement in connection with these credit lines.

     During the first quarter of 2002, we raised $20,160 in a private stock offering towards working capital. We estimate we will still need approximately $50,000 in additional capital during 2002. If revenues increase during 2002, we may have sufficient cash flow from operations. Otherwise, we will attempt to raise the additional funds through either debt or a follow-on stock offering. During the first half of 2002, we had a positive $27,432 from operations.

          Overall, we have funded our cash needs from inception through June 30, 2002 with a series of debt and equity transactions, primarily with related parties. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

          We had cash on hand of $18,408 and a working capital deficit of $430,113 as of June 30, 2002. We had cash on hand of $5,864 and a working capital deficit of $490,885 as of December 31, 2001. Our working capital deficit is primarily due to current obligations in accounts payable, accrued payroll for stockholders and loans from stockholders. We will substantially rely on the existence of revenue from our business; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Currently, we have enough cash to fund our operations for about six months. This is based on current cash flows from operations and projected revenues. Also, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues in 2002 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $50,000 to sustain operations through year 2002 and approximately $100,000 per year thereafter. Modifications to our business plans or a new retail location may require additional capital for us to operate. For example, if we are unable to raise additional capital in the future we may need to curtail our number of new product offers or limit our marketing efforts to the most profitable geographical areas. This may result in lower revenues and market share for Diamond Powersports. In addition, there can be no assurance that additional capital will be available to us when needed or available on terms favorable to Diamond Powersports.

          On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering opening new retail sales locations that have showrooms during the second half of 2002. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. The funds raised from this offering will be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:
     Curtail  new  product  launches
     Forego or postpone opening new retail sales locations, or Limit our future marketing efforts to areas that we believe would be the most profitable.

          Demand for the products and services will be dependent on, among other things, market acceptance of our products, the motorcycle parts and accessories market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a motorcycle parts and accessories distribution business to retail consumers and wholesale buyers. We plan to strengthen our position in these markets. We also plan to expand our operations through aggressively marketing our products and Company concept.

                             DESCRIPTION OF PROPERTY

          Our executive offices are located at 10145 Northwest 46th Street - Sunrise, Florida 33351. These offices consist of 2,500 square feet. In April 2002, we renewed our operating lease for two more years through April 30, 2004. Pursuant to the new terms of the extended lease, we pay $1,749 per month. Rental payments and related expense for the years ending December 31, 2001 and 2000 were $19,995 and $18,188, respectively. In the second year of our lease, payments will be nominally increased to $1,802 per month. We also maintain a standard general comprehensive public liability insurance policy as part of our lease agreement. We project that our current offices will need to be expanded in the future to handle anticipated capacity resulting from Diamond Powersports' growth. Our landlord has orally agreed to an option to lease neighboring warehouse bays, which will be an additional 2,500 square feet, for an additional $1,850 per month. This new lease would carry a minimum one-year lease term.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have a shareholder loan payable to our President, Pierre Elliott at December 31, 2001 which bears interest at 8% and is due on demand. At November 1, 2002, the balance due the officer was $28,204, which also includes accrued interest.

We had an unsecured convertible loan from Rosemary Elliott, mother of our President, bearing interest at 8% per annum due on demand. At December 31, 2001, the balance due the investor was $17,500, which also included accrued interest. During the first quarter of 2002, we converted the note into 70,000 shares of our common stock.

We have accrued but unpaid payroll obligations owing to the President and Secretary of Diamond Powersports as of June 30, 2002, in the amount of $195,071. The amounts are unsecured, bear interest at 8% and are due on demand. The President and Secretary have orally agreed to defer these amounts until such time as Diamond Powersports has sufficient cash to pay these obligations.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over-the-Counter Bulletin Board once our registration statement has been deemed effective by the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over the Counter Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the Over-the-Counter Bulletin Board.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny  Stock  Characterization

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stockThese will impose restrictions on the marketability of the common stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

     We  have  no  outstanding  options  and  no  outstanding  warrants.

Agreements  to  Register.

     None.

Holders.

     As of November 1, 2002, there were approximately 40 holders of record of our common stock.



Shares  Eligible  for  Future  Sale.

     Upon effectiveness of this registration statement, the 1,197,720 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     Currently, 94,977 shares of our common stock are available for sale in accordance with the provisions of Rule 144. Additionally, future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 1,197,720 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.


Dividend Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

                             EXECUTIVE COMPENSATION

     No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of Diamond Powersports during the years 2001, 2000 and 1999. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Pierre Elliott and Lisa Elliott, Diamond Powersports' chief executive officer and secretary for the past three years.



                                         SUMMARY COMPENSATION TABLE


                   Annual
                Compensation
                ------------
                   Awards       Payouts
                                                                    Restricted Securities
Name and . . .                                         Other Annual   Stock    Underlying  LTIP   All Other
Principal. . .                     Salary     Bonus    Compensation   Award(s) Options    payouts  Compensation
Position . . .          Year         ($)         ($)       ($)         ($)  SARs(#)         ($)      ($)
                        2001       71,500         -         -         -         -         -           -
Pierre Elliott          2000       65,000         -         -         -         -         -           -
Chief. . . . .          1999       12,080         -         -         -         -         -           -
Executive
Officer. . . .          2001       38,500         -         -         -         -         -           -
Lisa Elliott .          2000       35,000         -         -         -         -         -           -
Secretary. . .          1999       12,080         -         -         -         -         -           -



          Diamond Powersports has entered into an employment agreement with Pierre Elliott. Pursuant to the agreement, Mr. Elliott serves as President, Director and General Manager for a term of 2 years, ending on December 31, 2003. Mr. Elliott shall receive an annualized base salary of $78,650 and is entitled to an incentive bonus of .5% of the gross profits.

          Diamond Powersports has also entered into an employment agreement with Lisa Elliott for a term of 2 years, ending on December 31, 2003. Pursuant to the agreement, Mrs. Elliott serves as Secretary, Controller and Director. Mrs. Elliott shall receive an annualized salary of $42,350, payable in installments according to the Employer's regular payroll schedule. Mrs. Elliott is also entitled to an incentive bonus of .5% of the gross profits

Both agreements provide for reimbursement of Diamond Powersports' expenses and may be terminated with 30 days written notice by the employee. The agreements carry a two-year non-competition agreement from the time of termination.

COMPENSATION OF DIRECTORSCOMPENSATION OF DIRECTORS

     In 2001, Diamond Powersports committed itself to compensate each of its Board of Directors with 2,000 shares of its common stock per annum. Board members typically meet on a bi-monthly basis.









































                              FINANCIAL STATEMENTS

                            DIAMOND POWERSPORTS, INC.
                            BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2002
                                  =============



                                   ASSETS
                                  ---------


CURRENT ASSETS
--------------------------------
  Cash and cash equivalents. . .  $ 18,408
  Accounts receivable. . . . . .    39,064
  Inventory. . . . . . . . . . .    59,020
                                  ---------
  TOTAL CURRENT ASSETS . . . . .   116,492
                                  ---------

PROPERTY AND EQUIPMENT
--------------------------------
  Machinery & equipment. . . . .    44,999
  Furniture & fixtures . . . . .     5,790
  Transportation equipment . . .    95,905
  Accumulated depreciation . . .   (94,612)
                                  ---------
      NET PROPERTY AND EQUIPMENT    52,082
                                  ---------

OTHER ASSETS
--------------------------------
  Deposits . . . . . . . . . . .       300
                                  ---------
                                       300
                                  ---------

    TOTAL ASSETS . . . . . . . .  $168,874
                                 ========




















                               DIAMOND POWERSPORTS, INC.
                               BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2002
                                  =============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------



CURRENT LIABILITIES
------------------------------------------------------
  Accounts payable . . . . . . . . . . . . . . . . . .  $ 180,217
  Accrued payroll, shareholder . . . . . . . . . . . .    195,071
Note payable to bank . . . . . . . . . . . . . . . . .     85,971
Bank line of credit. . . . . . . . . . . . . . . . . .     54,142
Shareholder loans. . . . . . . . . . . . . . . . . . .     31,204
                                                        ----------
    TOTAL CURRENT LIABILITIES. . . . . . . . . . . . .    546,605
                                                        ----------

STOCKHOLDERS' DEFICIT
------------------------------------------------------
  Preferred stock (no par value, 5,000,000 shares
  authorized; none issued and outstanding) . . . . . .        -0-
Common Stock ($.001 par value, 100,000,000 shares
  authorized; 9,497,720 shares issued and outstanding)      9,498
  Paid-in-Capital. . . . . . . . . . . . . . . . . . .    548,062
  Retained Deficit . . . . . . . . . . . . . . . . . .   (935,291)
                                                        ----------
      TOTAL STOCKHOLDERS' DEFICIT. . . . . . . . . . .   (377,731)
                                                        ----------

TOTAL LIABILITIES AND
    STOCKHOLDERS' DEFICIT. . . . . . . . . . . . . . .  $ 168,874
                                                        ========





















                            DIAMOND POWERSPORTS, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                 ===============================================



                                                          2002         2001
                                                    -----------  -----------
REVENUE
--------------------------------------------------
  Net sales. . . . . . . . . . . . . . . . . . . .  $  384,511   $  188,082
  Cost of goods sold . . . . . . . . . . . . . . .    (269,161)    (147,185)
                                                    -----------  -----------
  GROSS PROFIT . . . . . . . . . . . . . . . . . .     115,350       40,898

EXPENSES
--------------------------------------------------
  Selling, general and administrative. . . . . . .     471,635       82,114
                                                    -----------  -----------


  OPERATING INCOME (LOSS). . . . . . . . . . . . .    (356,285)     (41,216)


OTHER EXPENSE
--------------------------------------------------
  Interest expense . . . . . . . . . . . . . . . .  $   15,123   $   13,211
                                                    -----------  -----------


    NET LOSS . . . . . . . . . . . . . . . . . . .  $ (371,408)  $  (54,427)
                                                    ===========  ===========

Basic and fully diluted net loss per common share.  $     (.04)  $     (.01)
                                                    ===========  ===========

Weighted average common shares . . . . . . . . . .   9,305,500    8,567,400
                                                    ===========  ===========





















                            DIAMOND POWERSPORTS, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                 ===============================================

                                        2002               2001
                                        ----               ----



CASH FLOWS FROM OPERATING ACTIVITIES:
---------------------------------------------------

  Net Loss. . . . . . . . . . . . . . . . . . . . .  $(371,408)  $(54,427)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
  Depreciation expense. . . . . . . . . . . . . . .      5,770      5,769
            Common stock issued for services. . . .    388,750        -0-
  (Increase) decrease in operating assets:
     Accounts receivable. . . . . . . . . . . . . .    (27,999)    (2,188)
     Inventory. . . . . . . . . . . . . . . . . . .    (32,020)     2,114
     Deposits . . . . . . . . . . . . . . . . . . .        -0-     (1,000)
  Increase (decrease) in operating liabilities:
     Accounts payable and accrued expenses. . . . .     64,339     26,147
                                                     ----------  ---------

    NET CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES. . . . . . . . . . . . . .     27,432    (23,585)

CASH FLOWS FROM FINANCING ACTIVITIES:
---------------------------------------------------

  Increase (decrease) in shareholder loans payable.  $ (29,879)  $ 24,095
  Sale of common stock. . . . . . . . . . . . . . .     20,160        -0-
  Proceeds from convertible debt. . . . . . . . . .        -0-        -0-
  Repayments on convertible debt. . . . . . . . . .       (559)       -0-
  Proceeds from note payable to bank. . . . . . . .        -0-        -0-
  Repayments on note payable to bank. . . . . . . .        -0-     (1,114)
  Proceeds from bank line of credit . . . . . . . .        -0-        -0-
  Repayments on bank line of credit . . . . . . . .     (4,610)    (1,092)
                                                     ----------  ---------

    NET CASH PROVIDE BY (USED
    IN) FINANCING ACTIVITIES. . . . . . . . . . . .    (14,888)    21,889
                                                     ----------  ---------

    NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS . . . . . . . . . . . . .  $  12,544   $ (1,696)
                                                     ----------  ---------

Cash and cash equivalents, beginning of period. . .  $   5,864   $  2,307
                                                     ----------  ---------

    CASH AND CASH EQUIVALENTS,
    END OF PERIOD . . . . . . . . . . . . . . . . .  $  18,408   $    611
                                                     =========    ========






                            DIAMOND POWERSPORTS, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
               ===================================================

                                        2002           2001
                                        ----           ----



SUPPLEMENTAL DISCLOSURES OF CASH FLOW
------------------------------------------------
INFORMATION AND NON-CASH FINANCING:
------------------------------------------------

Conversion of convertible debt into common stock  $ 17,500  $   -0-
                                                  ========  =======

Common stock issued for services . . . . . . . .  $388,750  $   -0-
                                                  ========  =======

Cash paid for income taxes during the period . .  $    -0-  $   -0-
                                                  ========  =======

Cash paid for interest during the period . . . .  $ 11,400  $12,012
                                                  ========  =======
































                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                 ===============================================

NOTE A - BASIS OF PRESENTATION
------------------------------

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at June 30, 2002, the results of operations for the six month periods ended June 30, 2002 and 2001, and cash flows for the six months ended June 30, 2002 and 2001. The results for the period ended June 30, 2002, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2002.

NOTE B - GOING CONCERN
----------------------

As shown in the accompanying financial statements, the Company has suffered recurring losses, has negative working capital and certain debt is in default of payment (see Note C) that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the Company's capital deficiency,
(2) refinance existing debt on existing assets, and (3) seek additional distribution affiliates to increase sales and improve cash flows for the Company.

NOTE C - NOTE PAYABLE TO BANK
-----------------------------

The Note Payable to Bank in the accompanying Balance Sheet represents a promissory note to a bank collateralized by certain of the Company's transportation equipment with a net book value of $50,001 at June 30, 2002. The loan is guaranteed by one of the Company's officers and is payable in monthly installments of approximately $911, which includes interest at 10.50% per annum. The loan originally matures on December 11, 2013 but is currently in default. Accordingly, all amounts have been classified as current in the accompanying balance sheet. The Company has not recognized impairment to this asset and believes it will resolve the issue during 2002. The transportation equipment is currently on consignment to be sold.



                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                 ===============================================

NOTE D - CONVERTIBLE DEBT, RELATED PARTY
----------------------------------------

The Company had an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. The loan was convertible into common stock at $.25 per share. During March 2002, the Company converted the remaining balance of $17,500 into 70,000 shares of common stock of the Company

NOTE E - SHAREHOLDER LOAN
-------------------------

The Company has a shareholder loan payable to one of its officers at June 30, 2002 which bears interest at 8% and is due on demand. At June 30, 2002 the balance due the officer was $32,461, which also includes accrued interest.

NOTE  F  -  EQUITY
------------------

During the six months ended June 30, 2002, the Company issued 40,820 shares of its common stock to several unrelated investors under a Regulation D private placement offering. The proceeds of the offering were $20,160 and were used for working capital and to repay current obligations of the Company.

Also during the period, the Company issued 777,500 shares of its common stock for professional and consulting services. The stock was valued at $.50 per share, yielding an aggregate amount of $388,750 and was included in the financial statements for the six months ended June 30, 2002.




















                                    CONTENTS
===============================================================



INDEPENDENT AUDITORS' REPORT

BALANCE SHEET

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS




===============================================================





















                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
Diamond Powersports, Inc.

We have audited the accompanying balance sheet of Diamond Powersports, Inc. as of December 31, 2001 and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of Diamond Powersports' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Powersports, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Diamond Powersports will continue as a going concern. Diamond Powersports has suffered recurring losses, negative working capital and certain debt is in default which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Perrella & Associates, P.A.
Pompano Beach, Florida
March 28, 2002









                            DIAMOND POWERSPORTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001
                                =================


               ASSETS
               ------




CURRENT ASSETS
----------------------------
  Cash and cash equivalents.  $  5,864
  Accounts receivable. . . .    11,065
  Inventory. . . . . . . . .    27,000
                              ---------
TOTAL CURRENT ASSETS . . . .    43,929
                              ---------

PROPERTY AND EQUIPMENT
----------------------------
  Machinery & equipment. . .    44,999
  Furniture & fixtures . . .     5,790
  Transportation equipment .    95,905
  Accumulated depreciation .   (88,842)
                              ---------
  NET PROPERTY AND EQUIPMENT    57,852
                              ---------

OTHER ASSETS
----------------------------
  Deposits . . . . . . . . .       300
                              ---------
                                   300
                              ---------

    TOTAL ASSETS . . . . . .  $102,081
                              ========
















   The accompanying notes are an integral part of these financial statements.



                            DIAMOND POWERSPORTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001
                                =================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------




CURRENT LIABILITIES
--------------------------------------------------
  Accounts payable . . . . . . . . . . . . . . . .  $ 115,878
  Accrued payroll, shareholder . . . . . . . . . .    195,071
Convertible debt, related party. . . . . . . . . .     18,058
Note payable to bank . . . . . . . . . . . . . . .     85,971
Bank line of credit. . . . . . . . . . . . . . . .     58,752
Shareholder loans. . . . . . . . . . . . . . . . .     61,084
                                                    ----------
  TOTAL CURRENT LIABILITIES. . . . . . . . . . . .    534,814
                                                    ----------

STOCKHOLDERS' DEFICIT
--------------------------------------------------
  Preferred stock (no par value, 5,000,000 shares
    authorized; none issued and outstanding) . . .        -0-
Common Stock ($.001 par value, 100,000,000 shares
    authorized; 8,609,400 shares issued and
    outstanding) . . . . . . . . . . . . . . . . .      8,609
  Paid-in-Capital. . . . . . . . . . . . . . . . .    122,541
            Retained Deficit . . . . . . . . . . .   (563,883)
                                                    ----------
  TOTAL STOCKHOLDERS' DEFICIT. . . . . . . . . . .   (432,733)
                                                    ----------

TOTAL LIABILITIES AND
    STOCKHOLDERS' DEFICIT. . . . . . . . . . . . .  $ 102,081
                                                     ========














   The accompanying notes are an integral part of these financial statements.



                            DIAMOND POWERSPORTS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                 ==============================================



                                                       2001         2000
                                                    -----------  -----------

REVENUE
--------------------------------------------------
  Net sales. . . . . . . . . . . . . . . . . . . .  $  361,139   $  210,535
  Cost of goods sold . . . . . . . . . . . . . . .    (284,646)    (166,959)
                                                    -----------  -----------
  GROSS PROFIT . . . . . . . . . . . . . . . . . .      76,493       43,576

EXPENSES
--------------------------------------------------
  Selling, general and administrative. . . . . . .     180,380      194,742
                                                    -----------  -----------


    OPERATING INCOME (LOSS). . . . . . . . . . . .    (103,887)    (151,166)


OTHER EXPENSE
--------------------------------------------------
  Interest expense . . . . . . . . . . . . . . . .  $   30,069   $   31,362
                                                    -----------  -----------


    NET LOSS . . . . . . . . . . . . . . . . . . .  $ (133,956)  $  (82,528)
                                                    ===========  ===========

Basic and fully diluted net loss per common share.  $     (.02)  $     (.02)
                                                    ===========  ===========

Weighted average common shares . . . . . . . . . .   8,567,400    8,578,200
                                                    ===========  ===========


















   The accompanying notes are an integral part of these financial statements.



                                                     DIAMOND POWERSPORTS, INC.
                                                   STATEMENT OF STOCKHOLDERS' DEFICIT
                                    FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
                                    ===========================================================




                                             Common               Additional
                             Common          Stock                Paid-in             Retained
                             Shares            $                  Capital             Deficit
                             ----------------------------------------------------------------------------

Balances, January 1, 2000 .   8,567,400      8,567                $108,583           $(247,400)

Net loss for 2000 . . . . .       -0-         -0-                    -0-              (182,528)
                             ----------------------------------------------------------------------------

Balances, December 31, 2000   8,567,400      8,567                   -0-              (429,928)

Issuance of common stock. .     42,000         42                  13,958                -0-

Net loss for 2001 . . . . .       -0-         -0-                    -0-              (133,956)
                             ----------------------------------------------------------------------------

Balances, December 31, 2001   8,609,400  $  8,609             $   122,541            $(563,883)
                             ============================================================================












   The accompanying notes are an integral part of these financial statements.













                            DIAMOND POWERSPORTS, INC.
                            STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================


                                                     2001          2000
                                                     ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
-----------------------------------------------

  Net Loss. . . . . . . . . . . . . . . . . . .  $(133,956)  $(182,528)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
   Depreciation expense . . . . . . . . . . . .     11,641      14,420
   (Increase) decrease in operating assets:
     Accounts receivable. . . . . . . . . . . .     (6,700)      6,420
     Inventory. . . . . . . . . . . . . . . . .      4,400      (6,906)
     Prepaid expenses . . . . . . . . . . . . .         90         (90)
  Increase (decrease) in operating liabilities:
     Excess of outstanding checks over
      bank balance. . . . . . . . . . . . . . .       (597)        597
     Accounts payable and accrued expenses. . .    108,049      91,340
                                                 ----------  ----------

    NET CASH USED IN
    OPERATING ACTIVITIES. . . . . . . . . . . .    (17,073)    (76,747)

CASH FLOWS FROM INVESTING ACTIVITIES:
-----------------------------------------------

  Expenditures for property and equipment . . .        -0-      (2,300)
                                                 ----------  ----------

    NET CASH USED IN
    INVESTING ACTIVITIES. . . . . . . . . . . .        -0-      (2,300)












   The accompanying notes are an integral part of these financial statements.





                                 DIAMOND POWERSPORTS, INC.
                                 STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
                ===========================================================

                                                                          2001       2000
                                                                          ----       ----
CASH FLOWS FROM FINANCING ACTIVITIES:
--------------------------------------------------

  Increase (decrease) in shareholder loans payable  $                     4,304   $56,780
  Sale of common stock . . . . . . . . . . . . . .                       14,000       -0-
  Proceeds from convertible debt . . . . . . . . .                          -0-     1,932
  Repayments on convertible debt . . . . . . . . .                       (3,074)      -0-
  Proceeds from note payable to bank . . . . . . .                        2,605       -0-
  Repayments on note payable to bank . . . . . . .                          -0-    (2,445)
  Proceeds from bank line of credit. . . . . . . .                        5,102    19,644
                                                    ----------------------------  --------

    NET CASH PROVIDED BY
    FINANCING ACTIVITIES . . . . . . . . . . . . .                       22,937    75,911
                                                    ----------------------------  --------

    NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                            $5,864   $(3,136)
                                                    ----------------------------  --------

Cash and cash equivalents, beginning of year . . .  $                       -0-   $ 3,136
                                                    ----------------------------  --------

    CASH AND CASH EQUIVALENTS,
    END OF YEAR. . . . . . . . . . . . . . . . . .  $                     5,864   $   -0-
                                                    ===========================   ========


SUPPLEMENTAL DISCLOSURES
--------------------------------------------------
OF CASH FLOW INFORMATION:
--------------------------------------------------

Cash paid for income taxes during the year . . . .  $                       -0-   $   -0-
Cash paid for interest during the year . . . . . .  $                    30,069   $31,362
                                                    ===========================   ========








   The accompanying notes are an integral part of these financial statements.


                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Business  Activity  -  Diamond Powersports, Inc. was organized under the laws of
------------------
the State of Florida on May 13, 1992 to distribute motorcycle parts and accessories to dealers and retail customers worldwide.

Accounts  Receivable  -  Accounts  receivable are charged to bad debt expense as
--------------------
they are deemed uncollectible based upon a periodic review of the accounts. No bad debt expense for the years ended December 31, 2001 and 2000 was recorded. At December 31, 2001, no allowance for doubtful accounts was deemed necessary.

Property and Equipment - Property and equipment are recorded at cost and include
----------------------
expenditures that substantially increase the productive lives of the existing assets. Maintenance and repair costs are expensed as incurred. Depreciation is provided using the straight-line method. Depreciation of property and equipment is calculated over the management prescribed recovery periods, which range from 5 years for equipment to 10 years for transportation equipment.

When a fixed asset is disposed of, its cost and related accumulated depreciation are removed from the accounts. The difference between undepreciated cost and proceeds from disposition is recorded as a gain or loss.

Long-Lived  Assets  -  In  accordance  with Financial Accounting Standards Board
------------------
Statement of Financial Accounting Standard No.121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of intangible assets and other long-lived assets is reviewed by management on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be impairment in the future, Diamond Powersports will recognize the amount of the impairment based on discounted expected future cash flows from the impaired assets.

Cash  and  Cash  Equivalents  -  For  purposes  of the Statements of Cash Flows,
----------------------------
Diamond Powersports considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's  Use  of  Estimates  -  The  preparation of financial statements in
--------------------------------
conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)
-----------------------------------------------------------

Revenue  Recognition- Revenue is recognized when goods are shipped and earned or
--------------------
when services are performed, provided collection of the resulting receivable is probable. If any material contingencies are present, revenue recognition is delayed until all material contingencies are eliminated. Further, no revenue is recognized unless collection of the applicable consideration is probable.

Credit is extended to customers based on an evaluation of their financial condition, and collateral is not required. Diamond Powersports performs ongoing credit evaluations of its customers.

Income  Taxes  -  Income  taxes are provided for the tax effects of transactions
-------------
reported in the financial statements and consist of deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. Deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Advertising  Costs  -  Advertising  costs  are  expensed  as  incurred.  Diamond
------------------
Powersports does not incur any direct-response advertising costs. Advertising expense totaled $500 and $5,564 for the years ended December 31, 2001 and 2000, respectively.

Comprehensive  Income  (Loss)  -  As  of  January  1, 1998,  Diamond Powersports
-----------------------------
adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to Diamond Powersports during the period covered in the financial statements.

Inventory - Inventory, consisting of motorcycle parts and accessories, is valued
---------
at  the  lower  of  cost  or market using the first-in, first-out (FIFO) method.






                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE B - GOING CONCERN
----------------------

As shown in the accompanying financial statements, Diamond Powersports has suffered recurring losses, has negative working capital and certain debt is in default of payment (see Note C) that raises substantial doubt about its ability to continue as a going concern. The ability of Diamond Powersports to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate Diamond Powersports' capital deficiency, (2) refinance existing debt on existing assets, and (2) seek additional distribution affiliates to increase sales and improve cash flows for Diamond Powersports.

NOTE C - NOTE PAYABLE TO BANK
-----------------------------

The Note Payable to Bank in the accompanying Balance Sheet represents a promissory note to a bank collateralized by certain of Diamond Powersports' transportation equipment with a net book value of $52,945 at December 31, 2001. The loan is guaranteed by one of Diamond Powersports' officers and is payable in monthly installments of approximately $911, which includes interest at 10.50% per annum. The loan originally matured on December 11, 2013 but is currently in default. Accordingly, all amounts have been classified as current in the accompanying balance sheet. Diamond Powersports has not recognized impairment to this asset and believes it will resolve the issue during 2002. The transportation equipment is currently on consignment to be sold.

NOTE D - LEASE COMMITMENT
-------------------------

Diamond Powersports leases its corporate office and warehouse facilities in Sunrise, Florida under a noncancelable industrial operating lease through April 30, 2002. At December 31, 2001, the operating lease had a remaining lease term of four months. Diamond Powersports has a renewal option at the end of the current lease term which would extend the lease for an additional year under the same terms as the original lease.

Rental payments and related expense for the years ending December 31, 2001 and 2000 were $19,995 and $18,188, respectively.








                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE E - RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. Diamond Powersports does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework which to measure impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAF No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. Diamond Powersports does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

NOTE  F  -  BANK  LINE  OF  CREDIT
----------------------------------

Diamond Powersports has two unsecured bank lines of credit bearing interest between 10.25% and 17.9% at December 31, 2001 which are due on demand. The lines of credit have a maximum credit available of $60,000. The principal balance outstanding at December 31, 2001 was $58,752. The lines of credit are guaranteed by one of Diamond Powersports' officers.

NOTE G - CONVERTIBLE DEBT, RELATED PARTY
----------------------------------------

Diamond Powersports has an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, which also included accrued interest.

Subsequent to December 31, 2001, Diamond Powersports converted the note into 70,000 shares of common stock of Diamond Powersports




                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE H - SHAREHOLDER LOAN
-------------------------

Diamond Powersports has a shareholder loan payable to one of its officers at December 31, 2001, which bears interest at 8% and is due on demand. At December 31, 2001 the balance due the officer was $61,084, which also includes accrued interest.

NOTE  I  -  EQUITY
------------------

During 2001, Diamond Powersports issued 42,000 shares of its common stock to several unrelated investors under a Regulation D private placement offering. The proceeds of the offering were $14,000.

NOTE J - INCOME TAXES
---------------------

Diamond Powersports has approximately $309,000 of federal and state net operating losses that expire in various years through the year 2021.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

Diamond Powersports's deferred tax asset at December 31, 2001 consists of net operating loss carryforwards calculated using federal and state effective tax rates. Because of Diamond Powersports' lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $48,000 and $70,000 for the years ended December 31, 2001 and 2000, respectively.

Diamond Powersports' net deferred tax asset as of December 31, 2001 is as follows:

     Net operating loss carryforwards        $   118,000
     Valuation allowance                        (118,000)
                                            -------------

     Net deferred tax asset                  $       --
                                             ============








                            DIAMOND POWERSPORTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
           ===========================================================

NOTE J - INCOME TAXES (CONT')
-----------------------------

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended December 31, 2001 and 2000 is as follows:

                                                            2001          2000
                                                            ----          ----
     Income tax computed at the federal statutory rate      34%           34%
     State income taxes, net of federal tax benefit          4%            4%
                                                           ----           ----
     Valuation allowance                                   (38%)         (38%)
                                                           ----           ----
     Total deferred tax asset                                0%            0%
                                                           =====          =====


NOTE K - SUBSEQUENT EVENTS
--------------------------

Subsequent to year-end, Diamond Powersports issued 777,500 shares of its common stock for professional and consulting services.

Also subsequent to year-end, Diamond Powersports issued 40,820 additional shares of its common stock to unrelated investors at $.50 per share under a Regulation D private placement offering. The proceeds of the offering were $20,160 and were used for working capital purposes.


     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants, audited our financial statements. We have had no changes in or disagreements with our accountants.




















====================================                                   =================================
Until _____________, 2002, all dealers that effect
transactions in these securities, whether or not
participating in this offering, may be required to deliver
 a prospectus.  This is in addition to the dealers'
obligation to deliver a prospectus when acting as
underwriters and with respect to their unsold allotments
 or subscriptions.

--------------------------------
TABLE OF CONTENTS
--------------------------------                                             DIAMOND POWERSPORTS, INC.
Prospectus Summary                               8
Risk Factors                                     9
Use of Proceeds                                 15
Determination of Offering Price                 16
Dilution                                        16                               1,197,720 SHARES
Selling Security Holders                        16                                 COMMON STOCK
Plan of Distribution                            18                               $  .001 PAR VALUE
Legal Proceedings                               19
Directors & Executive Officers                  20
Security Ownership                              21
Description of Securities                       22
Interests of Named Experts                      23
SEC's Position on Indemnification               24
Description of Business                         27                            ---------------------
Management's Discussion & Analysis              29                                  PROSPECTUS
Description of Property                         35                            ---------------------
Certain Relationships and Related Transactions  35
Market for Common Stock                         35
Executive Compensation                          37
Financial Statements                            39

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN
 AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
 REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS
 PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION
 OR REPRESENTATIONS MUST NOT BE RELIED UPON AS
 HAVING BEEN AUTHORIZED BY DIAMOND POWERSPORTS.
 THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL
OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
 SECURITIES OFFERED HEREBY TO WHOM IT IS UNLAWFUL TO
 MAKE SUCH OFFER IN ANY JURISDICTION. NEITHER THE
 DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
 HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
 ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN
 IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE                                NOVEMBER ____ , 2002
 HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE
 AFFAIRS OF THE DIAMOND POWERSPORTS SINCE SUCH DATE.
====================================                                         ================================






              INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Diamond Powersports, Inc. shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Florida, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of Diamond Powersports, Inc., or served any other enterprise as director, officer or employee at the request of Diamond Powersports, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Diamond Powersports, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Diamond Powersports, Inc.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by Diamond Powersports, Inc. in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.




ITEM. . . . . . . . . . . . . . . . . . . . .  EXPENSE
SEC Registration Fee. . . . . . . . . . . . .  $    250
Legal Fees and Expenses . . . . . . . . . . .  $ 14,000
Accounting Fees and Expenses. . . . . . . . .  $ 10,000
Miscellaneous*. . . . . . . . . . . . . . . .  $    750
=============================================  ========
Total*. . . . . . . . . . . . . . . . . . . .  $ 25,000
                                               ========



*  Estimated  Figure






                     RECENT SALES OF UNREGISTERED SECURITIES

     From October 1999 to December 1999, we sold 467,400 shares of our common stock, $.001 par value, at $.25 to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $116,850. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to accredited investors in transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     From October 2001 to April 2002, we sold 82,820 shares of our common stock, $.001 par value, between $.25-.50 per share to unrelated investors in what was a private placement within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $34,160. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to accredited investors in transactions not involving a public offering and we provided investors with the disclosures required by Regulation D.

     During the first quarter of 2002, we issued 400,000 of our common stock to Greentree Financial Group, Inc. for professional services, including:
-     Assistance  in  preparation  of  private  offering  documents
-     Compliance  with  state  Blue  Sky  regulations
- Compliance with the Securities and Exchange Commission's periodic reporting requirements
-     Tax  and  accounting  services,  and
-     EDGAR  services
-     Preparation  of  interim  financial  information
-     Locating  product  vendors
-     Other consulting services

     Pursuant to the agreement as amended, 100,000 shares are under lock-up until Diamond Powersports is a reporting company under the Exchange Act of 1934, and 100,000 shares are under lock-up until December 31, 2003. We valued the shares at $.50 per share, yielding an aggregate amount of $200,000. This amount is included under operating expenses in our financial statements for the six months ended June 30, 2002.

     We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor ; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, 350,000 shares of our common stock were issued to Market Voice, Inc. in connection with their investor relation services for us. Market Voice's services include disseminating information on Diamond Powersports, Inc. to the public via press releases, Internet and radio. We valued the shares at $.50 per share, yielding an aggregate amount of $175,000. This amount is included in our financial statements under operating expenses for the six months ended June 30, 2002. Market Voice, Inc. also purchased 30,000 shares of common stock at $.50 per share during the first quarter of 2002. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During the first quarter of 2002, an additional 27,500 shares were issued to six different employees and subcontractors for administrative services performed for Diamond Powersports, Inc. We valued the shares at $.50 per share, yielding an aggregate amount of $13,750. This amount is included under operating expenses in our financial statements for the six months ended June 30, 2002. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless its shares are registered or an exemption from registration is available; (3) the offerees were sophisticated investors ; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between each offeree and our management.

     Also during the first quarter of 2002, we converted an unsecured convertible loan from a related party investor bearing interest at 8% per annum due on demand. At December 31, 2001 the balance due the investor was $17,500, including accrued interest, and it was converted into 70,000 shares of our common stock pursuant to an oral agreement made by the Diamond Powersports, Inc. in August of 2000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.


                                    EXHIBITS



Exhibit Number  Exhibit Description
                Articles of Incorporation*
3.1
--------------  ----------------------------------------------------------------------
3.2. . . . . .  Amendment to Articles of Incorporation*
--------------  ----------------------------------------------------------------------
3.3. . . . . .  Bylaws*
--------------  ----------------------------------------------------------------------
4. . . . . . .  Form of Stock Certificate*
--------------  ----------------------------------------------------------------------
5. . . . . . .  Legal Opinion*
--------------  ----------------------------------------------------------------------
10.1 . . . . .  Employment Agreement with Pierre Elliott*
--------------  ----------------------------------------------------------------------
10.2 . . . . .  Employment Agreement with Lisa Elliott*
--------------  ----------------------------------------------------------------------
10.3 . . . . .  Consultant Agreements with Greentree Financial Group, Inc.*
--------------  ----------------------------------------------------------------------
10.4 . . . . .  Consultant Agreement with Market Voice, Inc.*
--------------  ----------------------------------------------------------------------
10.5 . . . . .  Facilities Lease Agreement*
--------------  ----------------------------------------------------------------------
10.6 . . . . .  Bank of America Promissory Note
--------------  ----------------------------------------------------------------------
10.7 . . . . .  Addendum to Consultant Agreement with Greentree Financial Group, Inc.*
--------------  ----------------------------------------------------------------------
23.1 . . . . .  Consent of Brown & Associates, PLLC (Included in exhibit 5)*
--------------  ----------------------------------------------------------------------
23.2 . . . . .  Consent of Perrella & Associates, P.A.
--------------  ----------------------------------------------------------------------



*  Indicates  previously  filed

                                  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.     Insofar as indemnification for liabilities arising under the Securities
Act of 1933    may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, Florida on November 1, 2002.

                                    Diamond  Powersports,  Inc.

                               /s/Pierre Elliott
                              ------------------
                              By:     Pierre Elliott
                              By:     Pierre Elliott
                              Title:  President & CEO, Director
                                      Present Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                              /s/ Pierre Elliott
                              ------------------
                              By:     Pierre Elliott
                              Title:  President and CEO, Director
                              Date:   November 1, 2002

                              /s/  Lisa  Elliott
                              ------------------
                              By:     Lisa  Elliott
                              Title:  Controller,  Director
                              Date:   November  1,  2002


                              /s/  Alan  Lichtman
                              -------------------
                              By:     Alan Lichtman
                              Title:  Director
                              Date:   November  1,  2002

                              /s/  Margaret  Hurley
                              ---------------------
                               By:     Margaret  Hurley
                               Title:  Director
                               Date:   November  1,  2002

                              /s/  David  A.  Lewis
                              ---------------------
                              By:      David A. Lewis
                              Title:   Director
                              Date:    November 1, 2002